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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 5, 2001

                                   EMTEC, INC.
               (Exact name of Registrant as specified in Charter)


         Delaware                                 2-54020                        87-0273300
(State or other jurisdiction of             (Commission File No.)               (IRS Employer
         incorporation)                                                          Identification
                                                                                 Number)

817 East Gate Drive, Mount Laurel, New Jersey                                       08054
  (Address of principal executive offices)                                        (Zip Code)


Registrant's telephone number, including area code: (856) 235-2121








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         ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On December 5, 2001, Emtec, Inc. (the "Company") entered into an Asset Acquisition Agreement with Devise Associates, Inc, a subsidiary of McLeodUSA, Inc. (Nasdaq: MCLD), under which Devise Associates will sell to the Company its information technology consulting and managed services business, for an aggregate purchase price of $365,000 in cash, subject to post-closing adjustments. The transaction is expected to close on or about December 31, 2001, subject to certain closing conditions.








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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired:

         The financial statements required by Item 7(a) relative to Devise Associates, Inc. will be filed under cover of Form 8-K/A as soon as is practicable but not later than February 18, 2002.

         (b) Pro Forma Financial Information:

         The pro form financial information required by Item 7(b) relative to Registrant and Devise Associates, Inc. will be filed under cover of Form 8-K/A as soon as is practicable but not later than February 18, 2002.

         (c) Exhibits:

         10.1 Asset Acquisition Agreement dated December 5, 2001, by and between Devise Associates, Inc. and Registrant.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 20, 2001

                                                     EMTEC, INC.
                                                     (Registrant)



                                                     By: /s/John Howlett
                                                         ----------------------
                                                         John Howlett
                                                         Chairman and President